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                                                                    Exhibit 23B

                                                        (Last amended 11/14/05)

                                    BY-LAWS
                                      OF
                   LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
                          A Delaware Statutory Trust

                                                                       155679/3

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                               Table of Contents

     BY-LAWS........................................................... 1

     INTRODUCTION...................................................... 1

     ARTICLE I OFFICES................................................. 1
        Section 1.  PRINCIPAL OFFICE................................... 1
        Section 2.  OTHER OFFICES...................................... 1
        Section 3.  DELAWARE OFFICE.................................... 1

     ARTICLE II MEETINGS OF SHAREHOLDERS............................... 1
        Section 1.  PLACE OF MEETINGS.................................. 1
        Section 2.  CALL OF MEETING.................................... 1
        Section 3.  NOTICE OF SHAREHOLDERS' MEETING.................... 2
        Section 4.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE....... 2
        Section 5.  ADJOURNED MEETING; NOTICE.......................... 2
        Section 6.  VOTING............................................. 3
        Section 7.  WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. 3
        Section 8.  PROXIES............................................ 3
        Section 9.  INSPECTORS OF ELECTION............................. 4

     ARTICLE III TRUSTEES.............................................. 5
        Section 1.  POWERS............................................. 5
        Section 2.  NUMBER OF TRUSTEES................................. 5
        Section 3.  VACANCIES.......................................... 5
        Section 4.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE........ 5
        Section 5.  REGULAR MEETINGS................................... 5
        Section 6.  SPECIAL MEETINGS................................... 5
        Section 7.  QUORUM............................................. 6
        Section 8.  WAIVER OF NOTICE................................... 6
        Section 9.  ADJOURNMENT........................................ 6
        Section 10. NOTICE OF ADJOURNMENT.............................. 6
        Section 11. ACTION WITHOUT A MEETING........................... 6
        Section 12. COMPOSITION OF THE BOARD OF TRUSTEES............... 6
        Section 13. INDEPENDENT TRUSTEES............................... 7
        Section 14. FEES AND COMPENSATION OF TRUSTEES.................. 7
        Section 15. RETIREMENT POLICY.................................. 7
        Section 16. DELEGATION OF POWER TO OTHER TRUSTEES.............. 7
        Section 17. ADVISORY TRUSTEE POSITION.......................... 7
        Section 18. LEAD INDEPENDENT TRUSTEE POSITION.................. 7

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
ARTICLE IV COMMITTEES.......................................................  8
   Section 1.  COMMITTEES OF TRUSTEES.......................................  8
   Section 2.  MEETINGS AND ACTION OF COMMITTEES............................  8

ARTICLE V OFFICERS..........................................................  9
   Section 1.  OFFICERS.....................................................  9
   Section 2.  ELECTION OF OFFICERS.........................................  9
   Section 3.  SUBORDINATE OFFICERS.........................................  9
   Section 4.  REMOVAL AND RESIGNATION OF OFFICERS..........................  9
   Section 5.  VACANCIES IN OFFICES.........................................  9
   Section 6.  CHAIRPERSON OF THE BOARD..................................... 10
   Section 7.  PRESIDENT.................................................... 10
   Section 8.  VICE PRESIDENTS.............................................. 10
   Section 9.  SECRETARY.................................................... 10
   Section 10. CHIEF ACCOUNTING OFFICER..................................... 11
   Section 11. TREASURER.................................................... 11

ARTICLE VI INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND OTHER AGENTS 11
   Section 1.  AGENTS, PROCEEDINGS AND EXPENSES............................. 11
   Section 2.  ACTIONS OTHER THAN BY TRUST.................................. 11
   Section 3.  ACTIONS BY TRUST............................................. 11
   Section 4.  EXCLUSION OF INDEMNIFICATION................................. 12
   Section 5.  ADVANCEMENT OF EXPENSES...................................... 12
   Section 6.  OTHER CONTRACTUAL RIGHTS..................................... 13
   Section 7.  INSURANCE, RIGHTS NON EXCLUSIVE.............................. 13
   Section 8.  FIDUCIARIES OF EMPLOYEE BENEFIT PLAN......................... 13

ARTICLE VII RECORDS AND REPORTS............................................. 13
   Section 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER................. 13
   Section 2.  MAINTENANCE AND INSPECTION OF BY-LAWS........................ 13
   Section 3.  MAINTENANCE AND INSPECTION OF OTHER RECORDS.................. 13
   Section 4.  INSPECTION BY TRUSTEES....................................... 14

ARTICLE VIII DIVIDENDS...................................................... 14
   Section 1.  DECLARATION OF DIVIDENDS..................................... 14
   Section 2.  RESERVES..................................................... 14

ARTICLE IX GENERAL MATTERS.................................................. 14
   Section 1.  CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS..................... 14
   Section 2.  CONTRACTS AND INSTRUMENTS; HOW EXECUTED...................... 14
   Section 3.  FISCAL YEAR.................................................. 15

ARTICLE X AMENDMENTS........................................................ 15
   Section 1.  AMENDMENT.................................................... 15

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                                    BY-LAWS
                                      OF
                   LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
                          A Delaware Statutory Trust

                                 INTRODUCTION

   These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Lincoln Variable Insurance Products Trust, a Delaware statutory trust (the "Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

                                   ARTICLE I
                                    OFFICES

   Section 1. PRINCIPAL OFFICE. The principal executive office of Lincoln Variable Insurance Products Trust (the "Trust") shall be 1300 South Clinton Street, Fort Wayne, Indiana, 46802. The board of trustees (the "Board of Trustees") may, from time to time, change the location of the principal executive office of the Trust to any place within or outside the State of Delaware.

   Section 2. OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

   Section 3. DELAWARE OFFICE. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

                                  ARTICLE II
                           MEETINGS OF SHAREHOLDERS

   Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees. In the absence of any such designation by the Board of Trustees, shareholders' meetings shall be held at the principal executive office of the Trust. For purposes of these By-Laws, the term "shareholder" shall mean a record owner of shares of the Trust.

   Section 2. CALL OF MEETING. A meeting of the shareholders may be called at any time by the Board of Trustees or by the chairperson of the board or by the president. If the Trust is

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required under the Investment Company Act of 1940, as amended (the "1940 Act"), to hold a shareholders' meeting to elect trustees, the meeting shall be deemed an "annual meeting" for that year for purposes of the 1940 Act. To the extent required by the 1940 Act, meetings of the shareholders for the purpose of voting on the removal of any Trustee shall be called promptly by the Trustees upon the written request of shareholders holding at least ten percent (10%) of the outstanding shares of the Trust entitled to vote.

   Section 3. NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

   Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail, third-class mail, courier or telegraphic, facsimile, electronic mail or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail, third-class mail, courier, or telegraphic, facsimile, electronic mail or other written communication to the Trust's principal executive office. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail, with a courier or sent by telegram, facsimile, electronic mail or other means of written communication.

   If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

   An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

   Section 5. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those shareholders present in person or by proxy, or by the chairperson of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a shareholders' meeting prior to adjournment.

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   When any shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board of Trustees shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

   Section 6. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The shareholders' vote may be by voice vote or by ballot, provided, however, that any election for trustees must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of trustees, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

   Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a shareholders' meeting. Abstentions and broker non-votes will be treated as votes present at a shareholders' meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote "against" on proposals requiring a majority of outstanding voting securities for approval.

   Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of a meeting of shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice with respect to that person of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

   Section 8. PROXIES. Every shareholder entitled to vote for trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the shareholder and filed with the secretary of the Trust. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and

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effect unless (i) revoked by the shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the shareholder's execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the shareholder is received by the Trust before the proxy's vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven
(11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

   With respect to any shareholders' meeting, the Board of Trustees may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the shareholder's authorization is received within eleven (11) months before the meeting. A proxy with respect to shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

   Section 9. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Trustees may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint a person to fill the vacancy.

   The inspector shall:

    (a)determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

    (b)receive votes, ballots or consents;

    (c)hear and determine all challenges and questions in any way arising in connection with the right to vote;

    (d)count and tabulate all votes or consents;

    (e)determine when the polls shall close;

    (f)determine the result; and

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    (g)do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE III
                                   TRUSTEES

   Section 1. POWERS. Subject to the applicable provisions of the 1940 Act, the Declaration of Trust and these By-Laws relating to action required to be approved by the shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

   Section 2. NUMBER OF TRUSTEES. The number of trustees constituting the Board of Trustees shall be determined as set forth in the Declaration of Trust.

   Section 3. VACANCIES. Vacancies in the Board of Trustees may be filled by a majority of the remaining trustees, though less than a quorum, or by a sole remaining trustee, unless the Board of Trustees calls a meeting of shareholders for the purpose of filling such vacancies.

   Section 4. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board of Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all trustees participating in the meeting can hear one another, and all such trustees shall be deemed to be present in person at the meeting.

   Section 5. REGULAR MEETINGS. Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

   Section 6. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the chairperson of the board or the president or any vice president or the secretary or any two
(2) trustees.

   Notice of the time and place of special meetings shall be delivered personally or by telephone to each trustee or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each trustee at that trustee's address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic mail or similar service, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the trustee or to a person at the office of the trustee who the person giving

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the notice has reason to believe will promptly communicate it to the trustee.
The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

   Section 7. QUORUM. A majority of the authorized number of trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article III. Every act or decision done or made by a majority of the trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

   Section 8. WAIVER OF NOTICE. Notice of any meeting need not be given to any trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that trustee.

   Section 9. ADJOURNMENT. A majority of the trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

   Section 10. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article III to the trustees who were present at the time of the adjournment.

   Section 11. ACTION WITHOUT A MEETING. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the trustees are present in person, any action to be taken by the trustees at a meeting may be taken without such meeting by the written consent of a majority of the trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the trustees. If any action is so taken by the trustees by the written consent of less than all of the trustees, prompt notice of the taking of such action shall be furnished to each trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

   Section 12. COMPOSITION OF THE BOARD OF TRUSTEES. To the extent required by applicable law, the Board of Trustees shall be composed of a majority of trustees who are not Interested Persons of the Trust, and those Trustees shall elect and nominate any other Trustees who are not Interested Persons of the Trust, provided that any investment adviser to the Trust may suggest candidates, if such Trustees invite such suggestions, and provide administrative assistance in the selection and nomination process.

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   Section 13. INDEPENDENT TRUSTEES. In accordance with Section 3801(h) of the
Delaware Act, a trustee is an independent trustee if the trustee is not an Interested Person of the Trust; provided that the receipt of compensation for service as an independent trustee of the Trust and also for service as an independent trustee of one or more other investment companies managed by a single investment adviser (or an affiliated person, as defined in Section 2(a)(3) of the 1940 Act, of such investment adviser) shall not affect the status of the trustee as an independent trustee under the Delaware Act. An independent trustee shall be deemed to be independent and disinterested for all purposes.

   Section 14. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 14 shall not be construed to preclude any trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

   Section 15. RETIREMENT POLICY. A trustee shall retire from the Board of Trustees at the conclusion of the annual meeting of stockholders which next follows the 72/nd/ anniversary of the birth of the trustee. If no annual meeting is held in that year, the Trustee shall retire at 12 o'clock noon on August 1 which next follows the 72/nd/ anniversary of his or her birth.

   Section 16. DELEGATION OF POWER TO OTHER TRUSTEES. Any trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other trustee. Except where applicable law may require a trustee to be present in person, a trustee represented by another trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

   Section 17. ADVISORY TRUSTEE POSITION. The Trustees may from time to time designate and appoint one or more qualified persons to the position of "Advisory Trustee". Each Advisory Trustee shall serve for such term as shall be specified in the resolution of the Trustees appointing such person or until his earlier resignation or removal. An Advisory Trustee may be removed from such position with or without cause by the vote of a majority of the Trustees. An Advisory Trustee shall provide to the Trust information and advice about securities markets, political developments, economic and business factors and trends and provide such other advice as the Trustees may request from time to time, but shall not provide advice or make recommendations regarding the purchase or sale of securities. An Advisory Trustee shall not be a "Trustee" or "Officer" within the meaning of the Declaration, or of these By-Laws, shall not hold himself out as any of the foregoing, and shall not be liable to any person for any act of the Trust. An Advisory Trustee shall not have the powers of a Trustee, may not vote at meetings of the Trustees and shall not take part in the operation or governance of the Trust. An Advisory Trustee who is not an "interested" person of the Trust shall receive the same compensation as an Independent Trustee of the Trust. (Approved by Board 5/17/04)

   Section 18. LEAD INDEPENDENT TRUSTEE POSITION. At the recommendation of the Independent Trustees, the Board of Trustees may designate and appoint an Independent Trustee to the position of "Lead Independent Trustee." The Lead Independent Trustee shall serve

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

for such term as shall be specified in the resolution of the Trustees appointing such person or until his earlier resignation or removal. The Lead Independent Trustee may be removed from such position with or without cause by the vote of a majority of the Trustees. The Lead Independent Trustee of the Trust shall: (a) coordinate activities of the Independent Trustees; (b) serve as a point of contact among the Independent Trustees with whom the Trust's management can discuss ideas; (c) act as spokesperson for the Independent Trustees with the Trust's management in between Board meetings; and (d) perform such other duties and responsibilities as the Independent Trustees may from time to time request. (Added 11/14/05)

                                  ARTICLE IV
                                  COMMITTEES

   Section 1. COMMITTEES OF TRUSTEES. The Board of Trustees may by resolution, designate one or more committees, each consisting of two (2) or more trustees or other persons, to serve at the pleasure of the Board of Trustees. The Board of Trustees may designate one or more trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board of Trustees, shall have the authority of the Board of Trustees, except with respect to:

    (a)the approval of any action which under the Declaration of Trust or applicable law also requires shareholder approval or requires approval by a majority of the entire Board of Trustees or certain members of said Board of Trustees;

    (b)the filling of vacancies on the Board of Trustees or on any committee;

    (c)the fixing of compensation of the trustees for serving on the Board of Trustees or on any committee;

    (d)the amendment or repeal of the Declaration of Trust or of the By-Laws or the adoption of new By-Laws;

    (e)the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

    (f)the appointment of any other committees of the Board of Trustees or the members of these committees; or

    (g)a distribution to the shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Board of Trustees.

   Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of

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

regular meetings of any committee may be determined either by resolution of the Board of Trustees or by resolution of the committee. Special meetings of any committee may also be called by resolution of the Board of Trustees, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

                                   ARTICLE V
                                   OFFICERS

   Section 1. OFFICERS. The officers of the Trust shall be a chairperson of the board, a president, a secretary, chief accounting officer, and a treasurer. The Trust may also have, at the discretion of the Board of Trustees, one or more vice presidents, one or more assistant vice presidents, one or more second vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person, except the offices of president and vice president.

   Section 2. ELECTION OF OFFICERS. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

   Section 3. SUBORDINATE OFFICERS. The Board of Trustees may appoint and may empower the president to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.

   Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees, or by an officer upon whom such power of removal may be conferred by the Board of Trustees.

   Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

   Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The president may make temporary appointments to a vacant office pending action by the Board of Trustees.

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   Section 6. CHAIRPERSON OF THE BOARD. The chairperson of the board shall, if present, preside at meetings of the Board of Trustees and exercise and perform such other powers and duties as may be from time to time assigned to the chairperson by the Board of Trustees or prescribed by the By-Laws. The chairperson of the board shall be a member ex officio of all standing committees except the Audit and Nominating Committees. In the absence, resignation, disability or death of the president, the chairperson shall exercise all the powers and perform all the duties of the president until his or her return, or until such disability shall be removed or until a new president shall have been elected.

   Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the chairperson of the board, the president shall be the chief executive officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust. In the absence of the chairperson of the board, he shall preside at all meetings of the shareholders and at all meetings of the Board of Trustees. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees, the Declaration of Trust or these By-Laws.

   Section 8. VICE PRESIDENTS. In the absence or disability of the president, any vice president, unless there is an Executive Vice President, shall perform all the duties of the president and when so acting shall have all powers of and be subject to all the restrictions upon the president. The executive vice president or vice president, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or by these By-Laws or by the president or the chairperson of the board.

   Section 9. SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of trustees, committees of trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at trustees' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings of the meetings.

   The secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number, series and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

   The secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees (or committees thereof) required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

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   Section 10. CHIEF ACCOUNTING OFFICER. The chief accounting officer shall be the chief financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any trustee. The chief accounting officer shall render to the president and trustees, whenever they request it, an account of his transactions as chief financial officer of the Trust and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.

   Section 11. TREASURER. The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the president and trustees, whenever they request it, an account of all of his transactions and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.

                                  ARTICLE VI
                    INDEMNIFICATION OF TRUSTEES, OFFICERS,
                          EMPLOYEES AND OTHER AGENTS

   Section 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article, "agent" means any person who is or was a trustee, officer, employee or other agent of this Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a trustee, director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of another enterprise at the request of such predecessor entity; "proceeding" means any threatened, pending or completed action or proceeding (including appeals), whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees, any expenses of establishing a right to indemnification under this Article, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

   Section 2. ACTIONS OTHER THAN BY TRUST. Subject to the exclusions or limitations of indemnification contained in this Article VI, the Trust shall indemnify to the fullest extent permitted by law, any agent who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Trust) by reason of the fact that such person is or was an agent of the Trust, against all liabilities and against all expenses actually and reasonably incurred or paid by him or her in connection with the defense or settlement of the action.

   Section 3. ACTIONS BY TRUST. Subject to the exclusions or limitations of indemnification contained in this Article VI, the Trust shall indemnify, to the fullest extent permitted by law, any agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Trust to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Trust, against all liabilities and

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against all expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action.

   Section 4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein, there shall be no indemnification provided to an agent:

    (a)who shall have been adjudicated, by the court or other body before which the proceeding was brought to be liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the agent's office with the Trust (collectively, "disabling conduct").

    (b)in connection with any claim, issue, or matter as to which that agent shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

    (c)with respect to any proceeding disposed of by settlement without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

       i. by the court or other body before which the proceeding was brought;

       ii.by at least a majority of those Trustees who are neither Interested
          Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

      iii.by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry)

       provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

   Section 5. ADVANCEMENT OF EXPENSES. Expenses incurred in the preparation and presentation of a defense to any claim, action, suit or proceeding may be advanced by the Trust before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article VI, provided, however, that
(a) the agent provides appropriate security for his undertaking, and (b) the Trust is insured against losses arising

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out of any such advance payments, or (c) either a majority of a quorum of the disinterested, non-party trustees, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts (as opposed to trial-type inquiry or full investigation), there is reason to believe that said agent ultimately will be found entitled to indemnification under this Article VI.

   Section 6. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than trustees and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.

   Section 7. INSURANCE, RIGHTS NON EXCLUSIVE. Upon and in the event of a determination by the Board of Trustees to purchase such insurance, the Trust shall purchase and maintain insurance on behalf of any agent of the Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to the extent that the Trust would have the power to indemnify the agent against that liability under the provisions of this Article. The rights of indemnification herein provided (i) shall be severable, (ii) shall not be exclusive of or affect other rights to which any agent may now or hereafter may be entitled and
(iii) shall insure to the benefit of the agents' heirs, executors and administrators.

   Section 8. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                  ARTICLE VII
                              RECORDS AND REPORTS

   Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its principal executive office or at the office of its transfer agent or registrar a record of its shareholders, providing the names and addresses of all shareholders and the number, series and classes of shares held by each shareholder.

   Section 2. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

   Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records

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shall be kept either in written form or in any other form capable of being converted into written form. The Board of Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Board of Trustees or by resolution of the shareholders.

   Section 4. INSPECTION BY TRUSTEES. Every trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                 ARTICLE VIII
                                   DIVIDENDS

   Section 1. DECLARATION OF DIVIDENDS. Dividends upon the shares of beneficial interest of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board of Trustees at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the Trust.

   Section 2. RESERVES. Before payment of any dividend there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board of Trustees may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board of Trustees shall deem to be in the best interests of the Trust, and the Board of Trustees may abolish any such reserve in the manner in which it was created.

                                  ARTICLE IX
                                GENERAL MATTERS

   Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

   Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

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   Section 3. FISCAL YEAR. The fiscal year of the Trust and each series thereof shall end on the last day of December each year. The fiscal year of the Trust or any series thereof may be refixed or changed from time to time by resolution of the Board of Trustees. The fiscal year of the Trust shall be the taxable year of each series of the Trust.

                                   ARTICLE X
                                  AMENDMENTS

   Section 1. AMENDMENT. Except as otherwise provided by applicable law or by the Declaration of Trust or these By-Laws, these By-Laws may be restated, amended, supplemented or repealed at any time, without the approval of the shareholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board of Trustees, provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification or insurance provided in Article VI hereof, with respect to any acts or omissions of agents (as defined in Article VI) of the Trust prior to such amendment.

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